UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 29, 2011

Commission File Number	Registrant; State of Incorporation; Address and Telephone Number	IRS Employer Identification No.

1-11459	PPL Corporation (Exact name of Registrant as specified in its charter) (Pennsylvania) Two North Ninth Street Allentown, PA 18101-1179 (610) 774-5151	23-2758192

333-173665	LG&E and KU Energy LLC (Exact name of Registrant as specified in its charter) (Kentucky) 220 West Main Street Louisville, KY 40202-1377 (502) 627-2000	20-0523163

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 - Financial Information

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

and

Section 8 - Other Events

Item 8.01 Other Events

On September 29, 2011, LG&E and KU Energy LLC (“LKE”), a wholly owned subsidiary of PPL Corporation (“PPL”), issued $250 million of 4.375% senior notes (“Notes”) due 2021 under its Indenture dated as of November 1, 2010 to The Bank of New York Mellon as trustee, as previously supplemented and supplemented by Supplemental Indenture No. 2 thereto (the “Supplemental Indenture”), dated as of September 1, 2011 (collectively, the “Indenture”).

The Notes were offered in a transaction exempt from registration under the Securities Act of 1933, as amended (the “Act”), only to qualified institutional buyers in accordance with Rule 144A under the Act and outside the United States to non-U.S. persons in accordance with Regulation S under the Act.  In connection with the issuance, LKE entered into a Registration Rights Agreement dated as of September 29, 2011 (the “Registration Rights Agreement”) with representatives of the initial purchasers of the Notes, pursuant to which LKE agreed to file a registration statement to exchange the Notes for securities containing substantially identical terms (except for certain transfer restrictions), or in certain cases to file a registration statement covering resales of the Notes.  Pursuant to the Registration Rights Agreement, LKE may be required to pay liquidated damages if it does not meet certain requirements under the Registration Rights Agreement.  Liquidated damages will generally accrue on the subject securities at a rate of 0.25% per annum for the first 90 days from and including the date on which a default specified under the Registration Rights Agreement occurs, and increase by an additional 0.25% per annum thereafter, provided that the liquidated damages rate shall not at any time exceed 0.50% per annum.  Liquidated damages will cease to accrue when all registration defaults under the Registration Rights Agreement have been cured.

The net proceeds from the sale of the Notes were used to make a return of capital in the form of a distribution of $248 million to PPL.  In connection with PPL’s acquisition of LKE from E.ON AG on November 1, 2010, PPL made an equity contribution to LKE of approximately $1.5 billion, together with certain loans from a PPL subsidiary, in order for LKE to repay certain loans from subsidiaries of E.ON AG.  Later in November 2010, LKE used the proceeds of an $875 million notes offering to repay a portion of such intercompany loans and make a return of capital to PPL of $100 million.

Copies of the Supplemental Indenture and the Registration Rights Agreement are filed with this report as Exhibits 4(a) and 4(b), respectively, and incorporated herein by reference.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

	4(a) -	Supplemental Indenture No. 2, dated as of September 1, 2011, between LG&E and KU Energy LLC and The Bank of New York Mellon, as Trustee.

	4(b) -	Registration Rights Agreement, dated September 29, 2011, between LG&E and KU Energy LLC and the Initial Purchasers.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

PPL Corporation

By:	/s/ James E. Abel
James E. Abel Senior Vice President – Finance and Treasurer

LG&E and KU Energy LLC

By:	/s/ S. Bradford Rives
S. Bradford Rives Chief Financial Officer

Dated:  September 30, 2011